Exhibit 99.1

STRATA Skin Sciences Reports Strong Third Quarter 2022 Financial Results

●	Strong revenue in the third quarter 2022 of $9.4 million, a 22% increase over the third quarter of 2021
●	Strong international sales of $3.3 million, an 82% increase over the third quarter of 2021
●	Announced U.S. commercial launch of TheraClear®X acne therapy system
●     Company to host conference call and webcast today, November 9, 2022 at 4:30 PM EST

HORSHAM, Pa., November 9, 2022 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced strong financial results for the third quarter ended September 30, 2022.

“We are encouraged by our strong revenues in the third quarter of 2022 of $9.4 million, reflecting a 22% increase over the prior year,” stated Bob Moccia, Chief Executive Officer of STRATA Skin Sciences. “This quarter’s success was due to our continued focus on driving XTRAC usage, refurbishing and redeploying underutilized devices, and our marketing efforts.”

Third Quarter 2022 Financial Results
Revenues for the third quarter of 2022 were $9.4 million, as compared to revenues of $7.7 million for the third quarter of 2021. Global recurring revenues for the third quarter of 2022 were $5.8 million, as compared to global recurring revenues of $5.7 million for the third quarter of 2021. Equipment revenues were $3.6 million for the third quarter of 2022, as compared to $2.0 million for the third quarter of 2021.

Non-GAAP adjusted EBITDA was $1.1 million, as compared to $0.9 million for the third quarter of 2021.

Gross profit for the third quarter of 2022 was $5.8 million, or 61.6% of revenues, as compared to $5.4 million, or 69.7% of revenues, for the third quarter of 2021. The decrease in gross profit percentage was primarily the result of an increase in amortization of intangible assets due to the Pharos and TheraClear asset acquisitions and a change in product mix with higher sales of dermatology procedures equipment, which has a lower margin than dermatology recurring procedures. Non-GAAP gross profit percentage, which excludes amortization of acquired intangible assets (as noted in the table below), was 67.0% compared to 71.6% in the third quarter of 2021.

Selling and marketing costs for the third quarter of 2022 were $3.8 million, as compared to $3.3 million for the third quarter of 2021. General and administrative costs for the third quarter of 2022 were $2.6 million, as compared to $2.2 million for the third quarter of 2021. Sales and marketing expenses were higher as compared to the same period in 2021 primarily due to investments made in sales and marketing and direct-to-consumer and dermatologist advertising, as well as increased head count and employee-related expenses.

Other expense for the third quarter of 2022 was $0.2 million as compared to $0.05 million for the third quarter of 2021.

Net loss for third quarter 2022 was $1.0 million, or a loss of $0.03 per basic and diluted common share, as compared to the net loss for the third quarter of 2021 of $0.5 million, or net loss of $0.02 per basic and diluted common share.

Financial Outlook
The company reiterated its full-year 2022 revenue guidance in the range of $33 million to $35 million.

Mr. Moccia commented, “We remain encouraged on the financial outlook of the business. This quarter, we announced the U.S. commercial launch of our TheraClear®X acne treatment device, which we believe well positions the Company in the $5.5 billion acne treatment market with a potential for additional indications. We look forward to our continued momentum for the remainder of the year and believe we are on track to achieve strong, double-digit, year-over-year growth.”

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 PM EST. The conference call will be concurrently webcast. The link to the webcast is available here and will be archived for future reference. To listen to the conference call, please dial 1-877-269-7756 (US/Canada), 1-201-689-7817 (International), and use the conference ID number 13733102.

Reconciliation of Non-GAAP Measures
To supplement the Company’s condensed consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA, Gross Domestic Recurring Billings and non-GAAP gross profit.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Three Months Ended September 30,
	2022	2021

Net loss	$(995)	$(521)

Adjustments:
Depreciation and amortization	1,311	983
Amortization of right-of-use asset	67	87
Loss on disposal of property and equipment	17	10
Income tax expense	-	4
Interest expense, net	209	52
Non-GAAP EBITDA	609	615
Stock-based compensation	455	320
Non-GAAP adjusted EBITDA	$1,064	$935

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC® gross domestic billings to domestic recorded revenue for the third quarter 2022 and 2021 (in thousands):

	Three Months Ended September 30,
	2022	2021
Gross domestic recurring billings	$5,548	$5,822
Co-Pay adjustments	(188)	(199)
Other discounts	(40)	(43)
Deferred revenue from prior quarters	2,499	1,897
Deferral of revenue to future quarters	(2,309)	(2,107)
GAAP Recorded domestic revenue	$5,510	$5,370

Non-GAAP Gross Profit
Non-GAAP gross profit excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues.

	For the Three Months Ended September 30,
	2022	2021

Gross profit	$5,799	$5,376
Amortization of acquired intangible assets	507	144
Non-GAAP gross profit	$6,306	$5,520
Gross profit percentage	61.6%	69.7%
Non-GAAP gross profit percentage	67.0%	71.6%

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing and marketing innovative products for the in-office treatment of various dermatologic conditions such as psoriasis, vitiligo, and acne. Its products include the XTRAC® and Pharos® excimer lasers, VTRAC® lamp systems, and now the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
sskn@cg.capital

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,454	$12,586
Restricted cash	1,361	-
Accounts receivable, net of allowance for doubtful accounts of $299 and $275 at September 30, 2022 and December 31, 2021, respectively	3,655	3,433
Inventories	5,662	3,489
Prepaid expenses and other current assets	621	462
Total current assets	18,753	19,970

Property and equipment, net	6,566	6,883
Operating lease right-of-use assets	836	638
Intangible assets, net	18,110	10,083
Goodwill	8,803	8,803
Other assets	167	216
Total assets	$53,235	$46,593

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,369	$2,822
Accrued expenses and other current liabilities	6,075	6,377
Deferred revenues	2,968	3,285
Current portion of operating lease liabilities	246	318
Current portion of contingent consideration	500	-
Total current liabilities	14,158	12,802

Long-term debt	7,435	7,319
Deferred revenues and other liabilities	280	400
Deferred tax liability	266	266
Operating lease liabilities net of current portion	674	392
Contingent consideration, net of current portion	8,622	-
Total liabilities	31,435	21,179

Stockholders' equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized; 34,723,046 and 34,364,679 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	35	34
Additional paid-in capital	248,833	247,059
Accumulated deficit	(227,068)	(221,679)
Total stockholders' equity	21,800	25,414
Total liabilities and stockholders’ equity	$53,235	$46,593

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended September 30,
	2022	2021
Revenues, net	$9,413	$7,711
Cost of revenues	3,614	2,335
Gross profit	5,799	5,376

Operating expenses:
Engineering and product development	216	371
Selling and marketing	3,754	3,295
General and administrative	2,615	2,175
	6,585	5,841

Loss from operations	(786)	(465)
Other income (expense):
Interest expense	(244)	(53)
Interest income	35	1
	(209)	(52)
Loss before income taxes	(995)	(517)
Income tax expense	-	(4)
Net loss	$(995)	$(521)

Net loss per share of common stock, basic and diluted	$(0.03)	$(0.02)

Weighted average shares of common stock outstanding, basic and diluted	34,723,046	34,150,438

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Revenues, net	$25,559	$20,920
Cost of revenues	10,639	7,070
Gross profit	14,920	13,850

Operating expenses:
Engineering and product development	588	1,158
Selling and marketing	11,516	9,387
General and administrative	7,599	7,085
	19,703	17,630

Loss from operations	(4,783)	(3,780)

Other income (expense):
Gain on debt extinguishment	-	2,028
Interest expense	(651)	(109)
Interest income	45	16
	(606)	1,935

Loss before income taxes	(5,389)	(1,845)
Income tax expense	-	(12)
Net loss	$(5,389)	$(1,857)

Net loss per share of common stock, basic and diluted	$(0.16)	$(0.05)

Weighted average shares of common stock outstanding, basic and diluted	34,708,606	33,944,321

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,389)	$(1,857)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of intangible assets	2,155	1,113
Amortization of operating lease right-of-use assets	248	261
Depreciation and amortization	1,816	1,576
Amortization of deferred financing costs and debt discount	116	-
Provision (recoveries) for doubtful accounts	24	(26)
Stock-based compensation	1,275	1,563
Loss on disposal of property and equipment	52	73
Gain on debt extinguishment	-	(2,028)
Deferred taxes	-	12
Changes in operating assets and liabilities:
Accounts receivable	(246)	(181)
Inventories	(1,616)	219
Prepaid expenses and other assets	(110)	(243)
Accounts payable	1,547	(284)
Accrued expenses and other liabilities	(267)	858
Deferred revenues	(472)	58
Operating lease liabilities	(236)	(275)
Net cash (used in) provided by operating activities	(1,103)	839

Cash flows from investing activities:
Purchase of property and equipment	(2,037)	(2,523)
Cash paid in connection with TheraClear asset acquisition	(631)	-
Cash paid in connection with Ra Medical asset acquisition	-	(3,473)
Net cash used in investing activities	(2,668)	(5,996)

Cash flows from financing activities:
Proceeds from long-term debt	-	8,000
Payment of deferred financing costs	-	(133)
Repayment of note payable	-	(7,275)
Repayment of long-term debt	-	(500)
Net cash provided by financing activities	-	92

Net decrease in cash, cash equivalents and restricted cash	(3,771)	(5,065)
Cash, cash equivalents and restricted cash, beginning of period	12,586	18,112
Cash, cash equivalents and restricted cash, end of period	$8,815	$13,047

Cash and cash equivalents	$7,454	$13,047
Restricted cash	1,361	-
	$8,815	$13,047
Supplemental disclosure of cash flow information:
Cash paid for interest	$523	$109
Supplemental disclosure of non-cash operating, investing and financing activities:
Change in operating lease right-of-use assets and liability due to amended lease	$446	$-
Inventories acquired in connection with TheraClear asset acquisition	$71	$-
Intangible assets acquired in connection with TheraClear asset acquisition	$10,182	$-
Contingent consideration issued in connection with TheraClear asset acquisition	$9,122	$-
Common stock issued in connection with TheraClear asset acquisition	$500	$-
Transfer of property and equipment to inventories	$486	$-
Fair value of warrants issued in connection with debt	$-	$585
Assumed deferred revenue in connection with Ra Medical asset acquisition	$-	$1,841